Exhibit 10.5

CERTAIN INFORMATION, IDENTIFIED BY AND REPLACED WITH A MARK OF “[ ],” HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Credit Compensation Overview – Summary of Key Terms
Timeline	• CTI will be implemented for 2024
Credit Team Incentive (CTI)
•    CTI pool funded through % of the following streams for [ ]:
■    [ ]
•    The structure of the CTI pool will be reviewed every three years, including the funding streams and %s noted above with the expectation that future CTI pools will include the funding streams noted above and existing, new and successor Credit funds and Credit carry will not be less than [ ]%
○    The next review will occur during [ ] with respect to the [ ] performance year
○    Notwithstanding the foregoing, [ ] metric will be reviewed annually
•    Employees are eligible to receive a discretionary allocation from the CTI pool at year-end based on their contribution to the pool
•    Payments from the CTI pool are paid in cash and APO stock pursuant to the firmwide deferral table in 1Q following the performance year

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